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EXHIBIT 99.15


                          ONYX ACCEPTANCE CORPORATION
                        NOTICE OF GRANT OF STOCK OPTION

            Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Onyx Acceptance Corporation (the "Corporation"):

            Optionee:
                      ----------------------------------------------------------
            Grant Date:
                        --------------------------------------------------------

            Vesting Commencement Date:
                                       -----------------------------------------

            Exercise Price:  $                                         per share
                              ----------------------------------------

            Number of Option Shares:                                      shares
                                     ------------------------------------

            Expiration Date:
                             ---------------------------------------------------

            Type of Option:  Non-Statutory Stock Option

            Exercise Schedule: The Option shall become exercisable with respect to (i) twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in successive equal monthly installments upon Optionee's completion of each of the next thirty-six (36) months of Service measured from and after the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

            Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Onyx Acceptance Corporation 1998 Non-Officer Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

            Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.
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            No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

            Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

                        , 199
------------------------     --
         Date

                                          ONYX ACCEPTANCE CORPORATION

                                          By:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------


                                          --------------------------------------
                                          OPTIONEE

                                          Address:
                                                   -----------------------------

                                          --------------------------------------

ATTACHMENTS

Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus
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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


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                                   EXHIBIT B

                          PLAN SUMMARY AND PROSPECTUS